EXHIBIT 32.2
Written Statement of Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
The undersigned, the Chief Financial Officer of S1 Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q Report of the Company for the quarter ended September 30, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL M. PARRISH
Paul M. Parrish
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
November 9, 2011